Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of G-III Apparel Group, Ltd. (the “Company”) on Form 10-Q for the quarterly period ended October 31, 2024, as filed with the Securities and Exchange Commission (the “Report”), I, Morris Goldfarb, Chief Executive Officer of the Company, hereby certify that, to my knowledge, (a) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Morris Goldfarb
Morris Goldfarb
Chief Executive Officer

Date: December 10, 2024

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.